Exhibit 8(h)(iv)

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT
                                (Service Shares)

      This Amendment to the Fund Participation Agreement ("Agreement") dated February 1, 2001, as amended, among Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), Janus Distributors LLC, a Delaware limited liability company (the "Distributor"), and Jefferson National Life Insurance Company (successor-in-interest to Conseco Variable Insurance Company), a Texas life insurance company (the "Company"), is effective as of May 1, 2008.

                                    AMENDMENT
                                    ---------

      For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

      1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

      2. All other terms of the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.



JEFFERSON NATIONAL LIFE                              JANUS DISTRIBUTORS LLC
INSURANCE COMPANY


By: ________________________                         By: _______________________
Name:  Craig A. Hawley                               Name:
Title: General Counsel & Secretary                   Title:


JANUS ASPEN SERIES


By: ________________________
Name:
Title:

                                   Schedule A
                                   ----------
                   Separate Accounts and Associated Contracts
                   ------------------------------------------

         Name of Separate Account           Contracts Funded By Separate Account
         ------------------------           ------------------------------------

Jefferson National Life Account L                 CVIC-1001

Jefferson National Life Annuity Account G         22-4056; JNL-2300; JNL-2300-1;
                                                  JNL-2300-2

Jefferson National Life Annuity Account I         CVIC-2004
                                                  CVIC-2005

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT
                             (Institutional Shares)

      This Amendment to the Fund Participation Agreement ("Agreement") dated May 1, 2003, as amended, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), and Jefferson National Life Insurance Company, a Texas life insurance company (the "Company") is effective as of May 1, 2008.

                                    AMENDMENT
                                    ---------

      For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

      1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

      2. All other terms of the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

JEFFERSON NATIONAL LIFE
INSURANCE COMPANY

By: ________________________________
Name:  Craig A. Hawley
Title: General Counsel & Secretary

JANUS ASPEN SERIES

By: ________________________________
Name:
Title:

                                   Schedule A
                                   ----------
                   Separate Accounts and Associated Contracts
                   ------------------------------------------

         Name of Separate Account           Contracts Funded By Separate Account
         ------------------------           ------------------------------------

Jefferson National Life Annuity Account C   22-4025 (Individual)
                                            32-4000 (Group)
Jefferson National Life Annuity Account E   22-4047/32-4003 (Achievement)
                                            22-4048/32-4002 (Educator)
Jefferson National Life Annuity Account F   22-4061
Jefferson National Life Annuity Account G   22-4056; JNL-2300; JNL-2300-1;
                                            JNL-2300-2
Jefferson National Life Annuity Account H   CVIC-2000 or -2001 (state specific)
Jefferson National Life Annuity Account I   CVIC-2004 or -2005 (state specific)
Jefferson National Life Annuity Account J   JNL-2100
Jefferson National Life Annuity Account K   JNL-2200
Jefferson National Life Account L           CVIC-1001 and -1003